                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.D. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 3, 1997


                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                1-13508              63-0661573
     (State of incorporation) (Commission File No.) (IRS Employer I.D. No.)


            One Commerce Street, Montgomery, Alabama        36104
            (Address of Principal Executive Office)       (Zip Code)



        Registrant's telephone number, including area code: 334-240-5000

ITEM 5.                 ACQUISITION OR DISPOSITION OF ASSETS


                  On January 3, 1997, The Colonial BancGroup, Inc. ("BancGroup") acquired by merger Jefferson Bancorp, Inc. ("Jefferson") In this acquisition, BancGroup issued an aggregate of 1,927,476 shares of BancGroup's Common Stock. Also on January 3, 1997, BancGroup acquired by merger Tomoka Bancorp, Inc. ("Tomoka") and issued 330,994 shares of BancGroup Common Stock in such merger. Also on January 9, 1997, BancGroup acquired by merger First Family Financial Corporation ("First Family") and issued 165,200 shares of BancGroup common stock and paid $6,491,875 cash in such merger.

                  Further information regarding the terms of the acquisition of Jefferson is contained in BancGroup's prospectus dated November 26, 1996, under the caption "THE MERGER" and is incorporated herein by reference. The Prospectus was filed as part of BancGroup's registration statement S-4, Registration No. 333-16481. The Tomoka and First Family acquisitions were immaterial to BancGroup.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE COLONIAL BANCGROUP, INC.
                                          ----------------------------
                                                 (Registrant)


Date: January 20, 1997                    /s/ W. Flake Oakley
                                          ---------------------------
                                          W. Flake Oakley
                                          Chief Financial Officer